EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050
ROVI CORPORATION REPORTS THIRD QUARTER 2013 FINANCIAL PERFORMANCE

Company Announces Review of Strategic Alternatives for DivX

SANTA CLARA, Calif. (GLOBE NEWSWIRE) — October 30, 2013—Rovi Corporation (NASDAQ: ROVI) today reported financial results for the third quarter ended September 30, 2013. The Company also announced that its Board of Directors has authorized a review of strategic alternatives for its DivX business.

The Company reported third quarter revenue of $143.0 million, compared to $163.7 million in the third quarter of 2012.  Third quarter 2013 GAAP Income from continuing operations, net of tax, was $7.5 million, compared to a GAAP Loss from continuing operations, net of tax, of $1.9 million for the third quarter of 2012. After taking into consideration the sales of the Rovi Entertainment Store and Consumer Website business, and the accounting for such businesses in discontinued operations, the Company reported a third quarter GAAP net loss of $11.5 million, compared to a GAAP net loss of $13.3 million for the third quarter of 2012. Third quarter Income Per Common Share from continuing operations was $0.08, compared to a loss of $0.02 Per Common Share in the third quarter of 2012. The year-over-year decline in revenue was primarily attributable to continued and anticipated revenue declines within the Company’s consumer electronics video delivery and display sales vertical, as well as an absence of new licensing agreements.

On a non-GAAP basis, third quarter Adjusted Pro Forma Income was $40.6 million, compared to $57.8 million in the third quarter of 2012, and third quarter Adjusted Pro Forma Income Per Common Share was $0.41, compared to $0.56 in the third quarter of 2012.

Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share from Continuing Operations are defined below in the section entitled Non-GAAP or Adjusted Pro Forma Information.  Reconciliations between GAAP and Adjusted Pro Forma results from operations are provided in the tables below.

Tom Carson, President and CEO of Rovi Corporation, stated “While we made significant progress toward closing some major deals this past quarter, the reality is that it is taking longer than anticipated to close these transactions and, as such, we did not close any of these expected deals. While we are disappointed in the impact this has on our short-term results, we remain sharply focused on the long-term interest of our stockholders, maximizing the long-term value of our IP portfolio and confident in the value of our assets. Looking ahead, we continue to believe that we will come to agreeable terms with these parties, but feel it is prudent given the continued delay to reduce our expectations for fiscal 2013.”

Additionally, Rovi today announced that its Board of Directors has authorized a review of strategic alternatives for its DivX business. As a part of the review, the Company is evaluating a range of alternatives, including a potential sale of the DivX business. The Company has retained Wells Fargo Securities as its financial adviser in the strategic review process. There can be no assurance that this process will result in a transaction.

“It is critical we maximize the value of our assets for our stockholders. We believe a strategic review for DivX is an important step for Rovi as we focus on growth opportunities, cost structure and the overall strategic fit of DivX within our core business,” said Carson.

The Company also announced that its Board of Directors has increased the Company’s share repurchase authorization to $250 million of common stock, up from the $115.8 million remaining under the existing stock repurchase program. The Company anticipates repurchasing shares in the fourth quarter of 2013.

Additionally, Rovi announced that it will make a voluntary debt pre-payment in the fourth quarter. The Company plans to at least make the payment otherwise scheduled for the first quarter of 2014, in the fourth quarter of 2013, thus decreasing the cash interest expense it would otherwise incur. Management is currently evaluating the amount of the voluntary pre-payment.

Business Outlook

Rovi now anticipates fiscal year 2013 revenue of between $585 million and $615 million, and fiscal year 2013 Adjusted Pro Forma Income Per Common Share of $1.70 - $2.00.

Conference Call Information

Rovi management will host a conference call today, October 30, 2013, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013) and reference the conference ID 79055857. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.

A telephonic replay of the conference call will be available through November 1, 2013 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering access code 79055857#. A replay of the audio webcast will be available on Rovi Corporation's website approximately 2 hours after the live call ends and will remain on Rovi Corporation's website until its next quarterly earnings call.

Non-GAAP or Adjusted Pro Forma Information

Rovi Corporation provides non-GAAP Adjusted Pro Forma information. References to Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Adjusted Pro Forma information is not a substitute for any performance measure derived in accordance with GAAP.

Adjusted Pro Forma Income is defined as GAAP income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps, caps and foreign currency collars and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income.

The Company's management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses.  Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.

Management is using these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical and Adjusted Pro Forma results of operations are provided in the tables below.

About Rovi Corporation

Rovi powers the discovery, delivery, display and monetization of digital entertainment. With innovative technology solutions for consumer electronics manufacturers, service providers, content producers, advertisers, retailers and websites, Rovi connects people and the entertainment they love. The company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. More information about Rovi can be found at rovicorp.com.

Forward Looking Statements

All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues and earnings, business strategies, anticipated contract signings and strategic review of the DivX business, stock repurchases and debt pre-payments.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2013 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts

Peter Halt
Rovi Corporation
+1 (818) 295-6800

Lori Barker
Rovi Corporation
+1 (408) 764-5309

Rovi Business and Operating Highlights:

 Discovery:

•	Approximately 172 million licensed households worldwide; 124 million excluding pre-paid licensees

•	Renewed 25 product agreements with cable operators in North and South America

Video Delivery and Display:

•	Launched DivX 10, less than one year after releasing DivX 9

•
International agreements for DivX Plus Streaming with TCL, the third largest TV manufacturer in the world, and with TongFang of China. Also entered into a DivX license, including DivX Plus Streaming with Japanese OTT video provider Kinema-Junposha

•	Reached two milestones in the quarter - one billion devices shipped with DivX and one billion DivX software downloads

Other:

•	Expanded the Company’s data offerings to Australia and signed Australian data agreement with a major multinational consumer electronics manufacturer

Divestitures:

•	Completed sale of the Rovi Entertainment Store

•	Completed sale of Rovi’s Consumer Website business

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$142,958	$163,679	$442,840	$487,798
Costs and expenses:
Cost of revenues	22,598	27,812	76,204	79,888
Research and development	33,047	33,589	102,816	107,779
Selling, general and administrative	41,129	37,469	124,906	118,311
Depreciation	4,196	5,303	12,753	15,370
Amortization of intangible assets	24,052	25,245	72,246	74,792
Restructuring and asset impairment charges	5,705	3,176	7,724	4,548
Total costs and expenses	130,727	132,594	396,649	400,688
Operating income from continuing operations	12,231	31,085	46,191	87,110
Interest expense	(15,102)	(16,654)	(46,286)	(45,207)
Interest income and other, net	639	1,628	2,327	3,425
Debt modification expense	—	—	(1,351)	(4,496)
(Loss) gain on interest rate swaps and caps, net	(4,206)	(4,242)	2,239	(10,654)
Loss on debt redemption	—	—	(2,761)	(1,758)
(Loss) income from continuing operations before income taxes	(6,438)	11,817	359	28,420
Income tax (benefit) expense	(13,930)	13,708	(11,791)	20,085
Income (loss) from continuing operations, net of tax	7,492	(1,891)	12,150	8,335
Discontinued operations, net of tax	(18,966)	(11,436)	(123,431)	(44,820)
Net loss	$(11,474)	$(13,327)	$(111,281)	$(36,485)
Basic earnings per share:
Basic income (loss) per share from continuing operations	$0.08	$(0.02)	$0.12	$0.08
Basic loss per share from discontinued operations	(0.20)	(0.11)	(1.25)	(0.42)
Basic net loss per share	$(0.12)	$(0.13)	$(1.13)	$(0.34)
Shares used in computing basic net earnings per share	97,674	103,307	98,821	105,948
Diluted earnings per share:
Diluted income (loss) per share from continuing operations	$0.08	$(0.02)	$0.12	$0.08
Diluted loss per share from discontinued operations	(0.20)	(0.11)	(1.24)	(0.42)
Diluted net loss per share	$(0.12)	$(0.13)	$(1.12)	$(0.34)
Shares used in computing diluted net earnings per share	98,434	103,307	99,537	106,351

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$196,591	$285,352
Short-term investments	494,777	577,988
Trade accounts receivable, net	102,607	106,018
Taxes receivable	16,500	9,237
Deferred tax assets, net	20,707	20,373
Prepaid expenses and other current assets	18,842	26,786
Assets held for sale	—	76,852
Total current assets	850,024	1,102,606
Long-term marketable investment securities	169,073	104,893
Property and equipment, net	31,498	32,791
Finite-lived intangible assets, net	612,162	689,494
Other assets	19,650	23,862
Goodwill	1,348,058	1,341,035
Total assets	$3,030,465	$3,294,681

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$89,425	$94,830
Deferred revenue	16,344	16,152
Current portion of long-term debt	32,632	106,407
Liabilities held for sale	—	11,053
Total current liabilities	138,401	228,442
Taxes payable, less current portion	44,173	50,800
Long-term debt, less current portion	1,350,077	1,373,818
Deferred revenue, less current portion	3,583	3,921
Long-term deferred tax liabilities, net	42,258	41,596
Other non current liabilities	16,017	8,683
Total liabilities	1,594,509	1,707,260
Stockholders’ equity:
Common stock	129	125
Treasury stock	(741,694)	(634,571)
Additional paid-in capital	2,265,546	2,196,567
Accumulated other comprehensive loss	(3,419)	(1,375)
Retained earnings	(84,606)	26,675
Total stockholders’ equity	1,435,956	1,587,421
Total liabilities and stockholders’ equity	$3,030,465	$3,294,681

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
			Adjusted			Adjusted
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Revenues:
Service providers	$82,011	$—	$82,011	$76,774	$—	$76,774
CE discovery and advertising	26,521	—	26,521	27,847	—	27,847
CE video delivery and display	19,890	—	19,890	44,686	—	44,686
Other	14,536	—	14,536	14,372	—	14,372
Total revenues	142,958	—	142,958	163,679	—	163,679
Costs and expenses:
Cost of revenues (1)	22,598	(871)	21,727	27,812	(645)	27,167
Research and development (2)	33,047	(4,175)	28,872	33,589	(4,632)	28,957
Selling, general and administrative (3)	41,129	(8,248)	32,881	37,469	(7,631)	29,838
Depreciation (4)	4,196	—	4,196	5,303	—	5,303
Amortization of intangible assets	24,052	(24,052)	—	25,245	(25,245)	—
Restructuring and asset impairment charges	5,705	(5,705)	—	3,176	(3,176)	—
Total costs and expenses	130,727	(43,051)	87,676	132,594	(41,329)	91,265
Operating income from continuing operations	12,231	43,051	55,282	31,085	41,329	72,414
Interest expense (5)	(15,102)	5,118	(9,984)	(16,654)	6,148	(10,506)
Interest income and other, net	639	—	639	1,628	—	1,628
Loss on interest rate swaps and caps, net (6)	(4,206)	4,206	—	(4,242)	4,242	—
(Loss) income from continuing operations before income taxes	(6,438)	52,375	45,937	11,817	51,719	63,536
Income tax (benefit) expense (7)	(13,930)	19,237	5,307	13,708	(7,990)	5,718
Income (loss) from continuing operations, net of tax	$7,492	$33,138	$40,630	$(1,891)	$59,709	$57,818
Diluted income (loss) per share from continuing operations	$0.08		$0.41	$(0.02)		$0.56
Shares used in computing diluted net earnings per share (8)	98,434		98,434	103,307	37	103,344

(1) Adjustments to cost of revenues consist of $0.9 million and $0.6 million of equity based compensation in the quarters ended September 30, 2013 and September 30, 2012, respectively.
(2) Adjustments to research and development consist of $4.2 million and $4.6 million of equity based compensation in the quarters ended September 30, 2013 and September 30, 2012, respectively.
(3) Adjustments to selling, general and administrative consist of $8.2 million and $7.6 million of equity based compensation in the quarters ended September 30, 2013 and September 30, 2012, respectively.

(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(6) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(7) Adjusts tax expense to the adjusted pro forma cash tax rate.
(8) For the 2012 period, since the adjustments resulted in Adjusted Pro Forma Net Income, shares used in computing diluted net earnings per share were adjusted to include dilutive common equivalent shares outstanding.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
			Adjusted			Adjusted
	GAAP	Adjustments	Proforma	GAAP	Adjustments	Proforma
Revenues:
Service providers	$244,326	$—	$244,326	$229,829	$—	$229,829
CE discovery and advertising	91,045	—	91,045	97,907	—	97,907
CE video delivery and display	62,153	—	62,153	115,136	—	115,136
Other	45,316	—	45,316	44,926	—	44,926
Total revenues	442,840	—	442,840	487,798	—	487,798
Costs and expenses:
Cost of revenues (1)	76,204	(3,282)	72,922	79,888	(3,110)	76,778
Research and development (2)	102,816	(17,061)	85,755	107,779	(17,378)	90,401
Selling, general and administrative (3)	124,906	(27,275)	97,631	118,311	(26,360)	91,951
Depreciation (4)	12,753	—	12,753	15,370	—	15,370
Amortization of intangible assets	72,246	(72,246)	—	74,792	(74,792)	—
Restructuring and asset impairment charges	7,724	(7,724)	—	4,548	(4,548)	—
Total costs and expenses	396,649	(127,588)	269,061	400,688	(126,188)	274,500
Operating income from continuing operations	46,191	127,588	173,779	87,110	126,188	213,298
Interest expense (5)	(46,286)	16,806	(29,480)	(45,207)	18,578	(26,629)
Interest income and other, net	2,327	—	2,327	3,425	—	3,425
Debt modification expense	(1,351)	1,351	—	(4,496)	4,496	—
Gain (loss) on interest rate swaps and caps, net (6)	2,239	(2,239)	—	(10,654)	10,654	—
Loss on debt redemption	(2,761)	2,761	—	(1,758)	1,758	—
Income from continuing operations before income taxes	359	146,267	146,626	28,420	161,674	190,094
Income tax (benefit) expense (7)	(11,791)	26,160	14,369	20,085	(4,447)	15,638
Income from continuing operations, net of tax	$12,150	$120,107	$132,257	$8,335	$166,121	$174,456
Diluted income per share from continuing operations	$0.12		$1.33	$0.08		$1.64
Shares used in computing diluted net earnings per share	99,537		99,537	106,351		106,351

(1) Adjustments to cost of revenues consist of the following:
		September 30, 2013	September 30, 2012
Equity based compensation		$(2,931)	$(3,110)
Transition and integration costs		(351)	—
Total adjustment		$(3,282)	$(3,110)
(2) Adjustments to research and development consist of the following:
		September 30, 2013	September 30, 2012
Equity based compensation		$(16,239)	$(17,378)
Transition and integration costs		(822)	—
Total adjustment		$(17,061)	$(17,378)
(3) Adjustments to selling, general and administrative consist of the following:
		September 30, 2013	September 30, 2012
Equity based compensation		$(26,245)	$(26,360)
Transition, transaction and integration costs		(1,030)	—
Total adjustment		$(27,275)	$(26,360)
(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(6) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(7) Adjusts tax expense to the adjusted pro forma cash tax rate.

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